UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

January 9, 2018

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Patterson Companies, Inc. (the “Company”) will present at the 36th Annual J.P. Morgan Healthcare Conference in San Francisco, California, on Tuesday, January 9, 2018, at 3:30 p.m. Pacific Time. A live webcast of the presentation, which will contain financial and other information regarding the Company, will be available at www.pattersoncompanies.com in the investors relations section. A replay will be available on the Company’s website following the presentation. The Company’s written presentation materials have been posted to the Company’s website and are furnished as Exhibit 99 to this Current Report on Form 8-K. The information set forth therein is incorporated herein by reference and constitutes a part of this report.

This information is furnished pursuant to Item 7.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”) and shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information contained in this report.

Please refer to page 2 of the presentation attached hereto as Exhibit 99 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99	Presentation by Patterson Companies, Inc., dated January 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: January 9, 2018	By:	/s/ Les B. Korsh
Les B. Korsh
Vice President, General Counsel and Secretary